Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of Going International Holding Company Limited of our report dated March 22, 2024, relating to the consolidated financial statements of Going International Holding Company Limited and Subsidiaries as of and for the years ended September 30, 2023 and 2022, which appear in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

March 22, 2024